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                                                                   EXHIBIT 10.51

                              AMENDED AND RESTATED
                         LOAN AND STOCK PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the 26th day of October, 2001, by and among Bionutrics, Inc., a Nevada corporation ("Borrower"), HealthSTAR Holdings, LLC, ("Holdings"), Ropart Investments, LLC, Xiagen Ltd., Ronald H. Lane, William McCormick, Fred Rentschler, William J. Rittger and any other party who signs this Agreement as a lender (collectively, "Lenders"), and William McCormick, as agent for Lenders ("Agent").

                                    RECITALS

         A. Borrower has requested, and Lenders have severally and not jointly agreed to make, a multiple advance loan to Borrower in an amount not to exceed Seven Hundred Thousand Dollars ($700,000.00) (the "Loan") (except as limited herein). Amounts advanced as of the date hereof are set forth on Schedule A, which may be updated from time to time.

         B. Lenders have requested, and Agent has agreed, that Agent act as their agent for purposes of administering the Loan and holding the collateral for the Loan.

         C. Ropart Investments, LLC, Xiagen Ltd., Ronald H. Lane, William McCormick, Fred Rentschler, and William J. Rittger (the "Original Lenders") entered into a Loan and Stock Pledge Agreement with Borrower and Agent dated as of June 20, 2001 (the "Original Loan Agreement").

         D. Pharmaceutical Marketing Brands, Inc. ("PMB") has loaned One Hundred Fifty Thousand Dollars ($150,000) to Borrower evidenced by a promissory note dated September 7, 2001 which loan is secured by a security interest in and to certain of the assets of Borrower pursuant to a security agreement of even date therewith. PMB has assigned all of its rights, title and interest in and to the note and security agreement to HealthSTAR Holdings.

         E. Borrower, Agent, and the Original Lenders wish to amend and restate the Original Loan Agreement and desire to have HealthSTAR Holdings LLC become a party to this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

         1. LOAN. Lenders hereby severally and not jointly agree to make at their discretion the Loan to Borrower. Borrower shall execute the Amended and Restated Consolidated Multiple Advance Non-Revolving Note, of even date herewith, in the maximum principal amount of Five Hundred Twenty-Five Thousand Dollars ($525,000.00) in favor of Agent, for the ratable (or as agreed upon) benefit of Lenders except for Holdings and in the maximum principal amount of One Hundred Seventy-Five Thousand Dollars ($175,000) in favor of Agent for the benefit of Holdings (the "Note"). In the event Holdings does not advance the maximum amount of One Hundred
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Seventy-Five Thousand Dollars ($175,000), the other Lenders may make such advance so long as the maximum principal amount under the Loan does not exceed Seven Hundred Thousand Dollars ($700,000).

         2.       AGENT.

                  (a) APPOINTMENT OF AGENT. Lenders hereby irrevocably designate and appoint Agent as the agent of Lenders for purposes of administering the Loan and holding any collateral for the Loan. Lenders irrevocably authorize Agent to take such action on their behalf with respect to the Loan and any collateral for the Loan and to exercise such powers and perform such duties as are reasonably incidental thereto.

                  (b) EXCULPATORY PROVISIONS. Agent shall not have (i) any duties or responsibilities, except those expressly set forth herein or in the Note, or (ii) any fiduciary relationship with any of Lenders. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Note or the other Loan Documents (as defined in the Note) or otherwise exist against Agent. Agent shall not be (i) liable to Lenders for any action lawfully taken or not taken by it under or in connection with the Loan, or (ii) responsible in any manner to any of Lenders for (x) any recitals, statements, representations or warranties made by Borrower under or in connection with the Loan Documents, (y) the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Note, this Agreement or any other Loan Document, or (z) any failure of Borrower to perform its obligations hereunder or thereunder.

                  (c) SUCCESSOR AGENT. Agent may resign upon thirty (30) days' prior written notice to Borrower and Lenders. If Agent resigns as Agent, then Lenders during such thirty (30) day period shall appoint a successor agent, the selection of which they shall unanimously agree upon. Such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor agent, effective upon its appointment. The former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent, Borrower or Lenders. Notwithstanding anything herein to the contrary, so long as no Event of Default (as defined in the Note) shall have occurred and be continuing, the appointment of each successor Agent shall be subject to the prior approval by Borrower. Lenders may unanimously agree to replace Agent at any time and select a Successor Agent.

         3. PLEDGE OF STOCK. Borrower hereby pledges to Agent, for the ratable benefit of Lenders, and grants to Agent, for the ratable benefit of Lenders, a security interest in all right, title and interest (legal and equitable) of Borrower in one hundred (100) shares of common stock, par value $.01 per share, of InCon Technologies, Inc., a Delaware corporation, which represents all of the shares of InCon Technologies, Inc. owned by Borrower, represented by stock certificate No. 1 in the name of Nutrition Technology Corporation, a wholly-owned subsidiary of Borrower (the "Pledged Shares") and all cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the "Pledged Collateral").


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         4. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged
Collateral is security for, the full, complete and timely payment, performance and discharge of Borrower's obligations under the Note, this Agreement and the Loan Documents.

         5. DELIVERY OF PLEDGED COLLATERAL. Borrower shall deliver to Agent all certificates representing or evidencing the Pledged Shares and such certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and content substantially similar to Exhibit A as attached hereto.

         6. COMMITMENT OF LENDERS OTHER THAN HOLDINGS. It is the intention of Lenders other than Holdings that the advances under the Loan to Borrower shall be made on a pro rata basis by each of Lenders providing its pro rata share of the requested advance to Agent to be disbursed by Agent to Borrower or in such other manner as agreed to from time to time. Such advances shall be made at the sole discretion of each of the Lenders up to the maximum principal amount of Five Hundred Twenty-Five Thousand Dollars ($525,000) or such greater amount as provided for herein.

         7. COMMITMENT OF HOLDINGS. Holdings advances under the Loan to Borrower shall be limited to One Hundred Seventy-Five Thousand Dollars ($175,000), including amounts advanced to date. Holdings shall determine at its discretion when and if to advance the remaining Twenty-Five Thousand Dollars ($25,000) it is committed to advance under the Loan.

         8. BORROWER'S REPRESENTATIONS. Borrower hereby represents and warrants to Lenders as follows:

                  (a) Borrower has good and marketable title to the Pledged Collateral, free and clear of all security interests, liens, claims, charges and encumbrances of any kind or nature whatsoever, subject to the restrictions on sale imposed by federal securities law;

                  (b) There is no restriction upon the right of Borrower to transfer the Pledged Collateral to Agent in accordance with this Agreement and the execution, delivery and performance by Borrower of the Note, this Agreement or any of the other Loan Documents will not (i) violate, conflict with, result in a breach of, or constitute a default under any agreement or instrument to which Borrower is a party or by which Borrower is bound, (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Pledged Collateral, except as to the lien created in favor of Lenders by this Agreement, or (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation; and

                  (c) This Agreement has been duly and validly authorized, executed and delivered by Borrower and constitutes the legal and valid binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

         9. BORROWER'S COVENANTS. Borrower covenants and agrees that until Borrower's obligations under the Note, this Agreement or any of the other Loan Documents have been fully paid and performed, Borrower shall not transfer, assign, pledge or hypothecate (other than pursuant to this Agreement) or make or suffer to be made any pledge, hypothecation, mortgage, lien, charge, option


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or encumbrance of any kind on or affecting the Pledged Collateral, other than the lien and security interest created by this Agreement in favor of Lenders.

         10. VOTING RIGHTS. Borrower hereby irrevocably grants, constitutes and appoints Agent as Borrower's proxy with respect to the Pledged Collateral, with full power, in the same manner, to the same extent, and with the same effect as if Borrower was to do the same, to do all things which Borrower can or could do as a shareholder of InCon Technologies, Inc.; provided, however, that this proxy shall not be exercisable by Agent and Borrower alone shall have the foregoing powers, so long as there is no Event of Default under this Agreement. If any Event of Default occurs, all rights to vote the Pledged Collateral shall immediately and automatically pass to Agent. Borrower hereby specifically agrees that the proxy granted hereunder is coupled with an interest and shall be and remain irrevocable until this Agreement is terminated as provided in this Agreement.

         11.      REMEDIES.

                  (a) Upon the occurrence of an Event of Default, Agent shall take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable and in the best interests of each of Lenders. In accordance with the foregoing, Agent shall be entitled to assert or enforce any and all rights and remedies available at law or equity, including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code in effect in Arizona at that time. Agent may proceed with such rights or remedies simultaneously or consecutively, and the choice of one or more rights or remedies shall not be construed as a waiver or election barring any other rights or remedies, all of which rights and remedies will, to the fullest extent permitted by law, be cumulative. Borrower agrees that in the event notice is necessary under applicable law, any notice delivered to Borrower in the manner specified in Section 14 hereof shall constitute reasonable notice.

                  (b) In the event of any public or private sale or other disposition, Agent and Lenders are hereby relieved from any liability or claim for inadequacy of price, provided that the sale is conducted in a commercially reasonable manner. At any public sale or other disposition (and at any private sale, as permitted by applicable law), any one of Lenders may purchase the whole or any part of the Pledged Collateral or any interest therein being sold. If any sale or other disposition is made on credit, the Pledged Collateral so sold or disposed of shall be retained by Agent as security until the selling price is paid by the purchaser(s). Neither Agent nor Lenders shall have any liability in the event of failure of the purchaser(s) to take up and pay for the Pledged Collateral sold. Agent shall have the right to resell the Pledged Collateral in the event of a default by the purchaser(s). Agent shall give Borrower written notice, pursuant to Section 14 hereof, at least ten (10) days prior to any sale or other disposition of the Pledged Collateral, or any part thereof, pursuant to this Section 11.

                  (c) In the event of any sale of the Pledged Collateral or any part thereof pursuant to this Section 11, Agent shall apply the net proceeds of the sale in the following order of priority: (i) first, to the payment of all costs, expenses, fees and charges, including reasonable attorneys' fees and legal expenses, incurred by Agent in connection with the collection, sale, delivery or preservation of the Pledged Collateral on account of the occurrence of an Event of Default, all of which costs, expenses, fees and charges shall be deemed to be part of the obligations secured by the


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Pledged Collateral; (ii) second, to the obligations under the terms of the Note, this Agreement and any other Loan Document ratably to the Lenders in accordance with their respective interests; and (iii) finally, any surplus shall be paid to Borrower.

         12. INDULGENCES, WAIVERS AND AMENDMENTS. Neither the failure nor the delay of any party hereto to exercise any right, remedy, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. No amendment, modification, change, termination, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

         13. TERMINATION; RELEASE OF PLEDGED COLLATERAL. This Agreement and the lien and security interest granted hereby shall terminate upon the earlier of
(a) the full and complete payment and performance by Borrower of all of its obligations under the Note, this Agreement and any other Loan Document; (b) the written agreement of Borrower and each of the Lenders; or (c) the public or private sale or other disposition of all the Pledged Collateral by Agent pursuant to Section 11 hereof. When Borrower's obligations under the Note, this Agreement and the other Loan Documents have been fully and completely paid and performed, Agent shall immediately deliver to Borrower a release of its interest in the Pledged Collateral.

         14. NOTICES. Any notice or other communication with respect to this Agreement shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Agent, be addressed to Agent at the address of Agent set forth below Agent's name or to such other address as Agent shall have specified by like notice; (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall have specified by like notice; and (e) if directed to one of Lenders, be addressed to Lender at the address for that Lender set forth below Lender's name, or to such other address as Lender shall have specified by like notice.

         15. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-laws provision to the contrary.

         16. JURISDICTION AND VENUE. Borrower, Agent and Lenders hereby expressly agree that in the event any actions or other legal proceedings are initiated by or against Borrower, Agent or Lenders involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under the Note, this Agreement or the other Loan Documents, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by the Note, this Agreement or the other Loan Documents,


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regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions may be brought in either Maricopa County, Arizona, or Middlesex County, New Jersey, and Borrower, Agent, and Lenders hereby submit to the jurisdiction of the State of Arizona and State of New Jersey for such purposes and agree that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona, or Middlesex County, New Jersey.

         17. COLLECTION COSTS AND EXPENSES. Borrower agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount under the Loan is not paid when due, or in the event it becomes necessary to protect the Pledged Collateral, or to exercise any other right or remedy under the Note, this Agreement or in the Loan Documents, or in the event Agent or Lenders are made parties to any litigation because of the existence of the Note, this Agreement or the other Loan Documents or if at any time Lenders should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the Note, this Agreement or the other Loan Documents. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Agent or Lenders, as applicable.

         18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to pledging the Pledged Collateral, and supersedes all other prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to pledging the Pledged Collateral. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         19. INCONSISTENCIES; CONFLICTS. In the event of any conflict or inconsistency between the terms of the Note, this Agreement and any of the other Loan Documents, the provisions of this Agreement shall govern and control to the extent necessary to resolve such conflict or inconsistency.

         20. PROVISIONS SEVERABLE. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                        "BORROWER"

                                        BIONUTRICS, INC., a Nevada corporation


                                        By:       /S/ RONALD H. LANE
                                        Name:     Ronald H. Lane
                                        Title:    President

                                        Address of Borrower:
                                        2425 East Camelback Road, Suite 650
                                        Phoenix, AZ  85016
                                        Attention:   Ronald H. Lane


                                        "AGENT"

                                        /S/ WILLIAM McCORMICK

                                        William McCormick

                                        Address of Agent:
                                        c/o Inverness
                                        660 Steamboat Road
                                        Greenwich, CT  06830

                                        "LENDERS"

                                        HEALTHSTAR HOLDINGS LLC, as a Lender


                                        By:       /S/ JERRY BRAGER
                                        Name:         Jerry Brager
                                        Title:        Managing Member

                                        Address of HealthSTAR Holdings LLC:
                                        100 Woodbridge Center Drive, Suite 202
                                        Woodbridge, NJ  07095


                                        Ronald H. Lane, as a Lender


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                                        /S/ RONALD H. LANE

                                        Address of Ronald H. Lane:
                                        2425 E. Camelback Road
                                        Suite 650
                                        Phoenix, AZ  85016

                                        William McCormick, as a Lender

                                        /S/ WILLIAM McCORMICK

                                        Address of William McCormick:
                                        c/o Inverness
                                        660 Steamboat Road
                                        Greenwich, CT  06830

                                        Xiagen Ltd., as a Lender

                                        By:       /S/ WILLIAM McCORMICK
                                        Name:     William McCormick
                                        Title:    Chairman

                                        Address of Xiagen Ltd.:
                                        c/o Inverness
                                        660 Steamboat Road
                                        Greenwich, CT  06830

                                        Ropart Investments, LLC, as a Lender

                                        By:       /S/ ROBERT B. GOERGEN
                                        Name:     Robert B. Goergen
                                        Title:    Managing Member

                                        Address of Ropart Investments LLC:
                                        One East Weaver Street
                                        Greenwich, CT  06831



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                                        Frederick B. Rentschler, as a Lender

                                        /S/ FREDERICK B. RENTSCHLER
                                        ___________________________________
                                        Address of Frederick B. Rentschler:
                                        P.O. Box 4710
                                        Cave Creek, AZ  85327



                                        /S/ WILLIAM J. RITTGER
                                        ___________________________________
                                        William J. Rittger, as a Lender

                                        Address of William J. Rittger
                                        623 Ocean Ave.
                                        Sea Grit, NJ  08750



                                        __________________, as a Lender

                                        ___________________________________
                                        Address of Lender



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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _________________________________ _______________________ (_______)
shares of common stock of InCon Technologies, a Delaware corporation (the "Corporation"), represented by stock certificates No. 1 in the name of Nutrition Technology Corporation on the books of the Corporation.

         The undersigned does hereby irrevocably constitute and appoint ________________________ as its attorney-in-fact to transfer said stock on the books of the Corporation with full power of substitution in the premises.

     Dated as of _____________________.

                                          BIONUTRICS, INC., a Nevada corporation



                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                   SCHEDULE A

                               (October 24, 2001)


         Ronald H. Lane                              $  70,000
         William McCormick                           $ 125,000
         Frederick Rentschler                        $  25,000
         Xiagen Ltd.                                 $  25,000
         Ropart Investments LLC                      $  88,000
         William J. Rittger                          $ 100,000
         PMB/Holdings                                $ 150,000